Exhibit 23.3

August 27, 2007

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado  80202

Ladies and Gentlemen:

We do hereby consent to the incorporation by reference in this Registration on Form S-8 (including any amendments thereto) filed by Forest Oil Corporation (“Forest”) to the references to our firm, in the context in which they appear, and the information regarding our review of reserves estimated by Forest included in Forest’s Annual Report on Form 10-K for the year ended December 31, 2006.

Very truly yours,

DeGOLYER and MacNAUGHTON